Exhibit 10.8

CREDIT ENHANCEMENT AND FINANCING SECURITY AGREEMENT

THIS CREDIT ENHANCEMENT AND FINANCING SECURITY AGREEMENT (the "Agreement") is made as of May 20, 2010 (the "Effective Date"), by and between GelTech Solutions, Inc., a Delaware corporation (the "Company"), and Michael Reger (the "Reger").

WITNESSETH

           WHEREAS, Reger will be renewing his line of  credit (the "Loan"), in the principal amount of $2,500,000.00 in favor of  Enterprise Bank (the "Bank") pursuant to a certain Revolving Line of Credit Loan Agreement between Reger and the Bank (the "Loan Agreement") and a related Revolving Promissory Note (the "Note" ) and a Mortgage and Security Agreement (“Mortgage”) (the Loan Agreement, Note and Mortgage are hereinafter sometimes referred to as the “Loan Documents”);

WHEREAS, Reger is personally responsible for the Loan;

WHEREAS, the Bank has provided the Loan to Reger on the condition that any disbursements under the Loan made to Reger must be advanced to the Company for the business purposes of using such advancement towards the Company’s operating capital and for the payment of the Company’s direct costs associated with acquisition of inventory;

WHEREAS, under the Loan Agreement, Michael Cordani (“Cordani”) and Joseph Ingarra (“Ingarra”) (collectively, Cordani and Ingarra are hereinafter referred to as the “Company’s Officers”) are Designated Persons authorized to request advances from the Loan (the “Requested Advances”);

WHEREAS, concurrent with Reger obtaining  the Loan from the Bank, the Company obtained a revolving line of credit from Reger (“Company’s Credit Line”) and entered  into a Revolving Line of Credit Agreement (“the Line of Credit Agreement”) and Revolving Promissory Note (the “Company Note”), which Credit Line Agreement and Company Note contained substantially similar terms of that of the Loan Agreement and Note executed by Reger in favor of the Bank (collectively, the Line of Credit Agreement and the Company Note are hereinafter sometimes referred to as the (“Company Loan Documents”);

WHEREAS, under the terms of the Company Loan Documents, when the Requested Advances are made from the Loan by the Company’s Officers, the Requested Advances would be advanced to the Company and the Company would be obligated under the Company Note to repay Reger pursuant to the terms of the Line of Credit Agreement;

WHEREAS, as a condition precedent to the Bank making the Loan, Reger was required to cause  MR 1011, LLC, a Florida limited liability company, owned wholly by Reger (“MR 1011”),  to enter into the Mortgage with the Bank;

WHEREAS, the Mortgage granted a first-priority security interest in certain real property as described and set forth on Exhibit “A”) as collateral for the making of the Loan and repayment of the Note (the “Pledged Collateral”);

WHEREAS, in addition to the Pledged Collateral, the Loan Documents required Reger to make further security obligations in favor of the Bank in the form of affirmative covenants which restricted the use of the Pledged Collateral and further burdened Reger with continual reporting obligations to the Bank  (the “Affirmative Obligations”);

WHEREAS, as a condition precedent for the Bank to renew the Loan with Reger and in accordance with the terms of this Agreement, Reger has reaffirmed the continual  Mortgage  on the Pledged Collateral and  the Affirmative Obligation set forth in the Loan Documents; and

WHEREAS, as consideration for Reger to  grant, in favor of the Bank, a  continued security interest in the Pledged Collateral and the agreed  upon continued Affirmative Obligations set forth in the Loan Documents, the Company has agreed, upon the terms and conditions set forth herein, to (i) issue Reger 150,000 shares of common stock, par value $ .001 per share (the "Common Stock"), (ii) pay a Loan Acquisition Fee (as described below), (iii) issue 150,000  common stock warrants with a strike price of $1.50 a share (the “Warrant”), attached as Exhibit “B” and (iv) enter into the Renewal Revolving Promissory Note and the Modification Of  Revolving Line Of Credit Loan Agreement, attached as Exhibit “C” (collectively, the Renewal Promissory Note and the Modification Of Revolving Line Of Credit Loan Agreement are hereinafter referred  to as the “Renewal Company Loan Documents”).

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company and Reger agree as follows:

 1.        CONSIDERATION.

1.1
PLEDGE DOCUMENTS. In consideration of the Company’s issuance of the Common Stock, the Warrant  and payment of the Loan Acquisition Fee (as defined in Section 1.2 below), Reger hereby agrees that he shall, or he shall cause MR 10011, as the case may be, at Closing (as defined in Section 2.1 below), execute and deliver, in favor of the Bank, whatever documentation the Bank reasonably requires in connection with the renewal of the Loan, including but not limited to executing the Renewal Revolving Promissory Note,  Modification of Revolving Line of Credit Loan Agreement and Mortgage Modification Agreement (collectively, the “Renewal Loan Documents”).

1.2
ISSUANCE OF COMMON STOCK AND STOCK WARRANTS AND PAYMENT OF LOAN AQUISITION FEE. In consideration of Reger causing MR 1011 to execute the Mortgage Modification Agreement in favor of the Bank and providing to the Bank an additional security for payment of the Note through Reger’s  continued Affirmative Obligations contained in the Loan Documents and the Renewal Loan Documents), the Company hereby agrees that it shall at Closing (as defined in Section 2.1 below) (a) issue to the Reger the Common Stock; (b) pay Reger a cash fee (the "Loan Acquisition Fee") in the amount of $60,000.00, (c) issue the Warrant and (d) enter into and execute the Renewal Company Loan Documents.

2.         THE CLOSING.

2.1
CLOSING DATE. The parties agree to effect the transactions contemplated hereby (the "Closing") contemporaneously with the execution of this Agreement, which Closing shall be contemporaneous with the closing of the renewal of the Loan with the Bank.

2.2
CLOSING DELIVERABLES. (a) At the Closing, the Company shall deliver, or cause to be delivered, as the case may be, to Reger: (i) an executed copy of this Agreement; (ii) a Board Resolution executed by the Board of the Directors of the Company and (iii) the Loan Acquisition Fee (iv) the Renewal Company Loan Documents and (v) pay all Initial Expenses (as defined in Section 5 below). (b) At the Closing, Reger shall deliver or cause to be delivered to the Company (i)  an executed copy of this Agreement and (ii) Reger shall, or Reger shall cause, as the case may be, to deliver to the Bank duly executed copies of all documents required to the renew the Loan, as reasonably may be required by the Bank.

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents warrants and covenants to REGER and agrees as follows:

3.1
 CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business, properties, or financial condition. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all agreements related to the renewal of the Company’s Credit Line and to carry out and perform its obligations hereunder and thereunder. The Company has all requisite corporate power and authority to issue the Common Stock and pay the Loan Acquisition Fee.

3.2
 AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its shareholders, directors and officers necessary for the authorization, execution and delivery of this Agreement, the execution of the agreements related to the Loan, the issuance of the of Common Stock, the issuance of the Warrant, the consummation of the other transactions contemplated hereby and the performance of all the Company's obligations hereunder have been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws. The shares of Common Stock issued to Reger have been duly authorized.

3.3
GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer and issuance of the Common Stock have been obtained and will be effective at the Closing, except for notices required or permitted to be filed thereafter with certain state and federal securities commissions, which notices shall be filed on a timely basis.

3.4
 LITIGATION. There is no proceeding involving Company pending or, to the knowledge of Company, threatened before any court or governmental authority, agency or arbitration authority which would prohibit the Company from entering into this Agreement or the Company Loan Documents or any document or undertakings related thereto.

3.5
 NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Company and no provision of any existing agreement that would be in conflict with this Agreement or the Company Loan Documents or any document or undertakings related thereto.

3.6
 USE OF PROCEEDS FROM LOAN. The Company shall use the proceeds of the Company’s Credit Line solely for working capital of the Company and to acquire inventory in strict compliance with the Company Loan Document/ Renewal Company Loan Documents.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF REGER. Reger hereby represents warrants and covenants to Company and agrees as follows:

4.1
AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by Reger.  The execution of this Agreement and the agreements related to the Loan and all Loan Documents/Renewal Loan Documents constitute a legal, valid and binding obligation of Reger enforceable against Reger in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws.

4.2
LITIGATION. There is no proceeding or litigation involving Reger pending or, to the knowledge of Reger, threatened before any court or governmental authority, agency or arbitration authority which would prohibit Reger from entering into this Agreement or the Loan Documents.

4.3	USE OF PROCEEDS FROM LOAN. Reger shall use the proceeds of the Loan in strict compliance with the Loan Documents/Renewal Loan Documents.

5
REIMBURSEMENT OF PAYMENTS IN CONNECTION WITH LOAN DOCUMENTS AND THIS AGREEMENT. (a) The Company hereby agrees to pay to Reger (i) all reasonable and documented costs and expenses (including closing costs and reasonable legal expenses associated with the Loan) incurred or expended by Reger in connection with (x) Reger’s negotiation, drafting and execution of this Agreement, the Renewal Loan Documents, the drafting and negotiation of the  Renewal Company’s Loan Documents and any agreements relating to its obligations under this Agreement,  and Reger’s review of all documents in connection with the Loan, or renewal of the Loan (the "Initial Expenses") and (y) the Bank's taking any action against Reger to enforce the Bank's rights under the Mortgage or any one of the Loan Documents in the event that the cause of action is related to a default by the Company on its obligation under the Company Loan Documents (together with the Initial Expenses, the "Expenses"). Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Company shall not be required to reimburse Reger for Expenses that Reger would not have incurred but for  Reger's failure to satisfy the terms and conditions of this Agreement or the Mortgage and that such failure is not a result of default of an obligation by the Company under the Company Loan Document/Renewal Company Loan Documents; (b) Each payment to be made by the Company hereunder shall be due within fifteen (15) days of the receipt by the Company of a request for reimbursement from Reger; notwithstanding the foregoing, the Company shall reimburse Reger for the Initial Expenses on day of the Closing; (c) All payments payable by the Company hereunder shall be made in immediately available funds to an account that Reger shall designate from time to time in writing to the Company. Payments due shall be made with interest thereon from the due date until payment thereof by the Company, at the Prime Rate offered by the Bank, plus 5%, and in effect as such due date. For the avoidance of doubt, the due date for any reimbursement request shall be fifteen (15) days after the date of a written reimbursement request made by Reger and (d) the Company shall make the payments specified above even if there is a dispute about whether the Bank is or was entitled to take any action to enforce its rights under the Mortgage or any one of the Loan Document.

6.	MISCELLANEOUS.

6.1
BINDING AGREEMENT; NON-ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not assignable without the express written consent of both parties, which consent may be withheld for any reason. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly otherwise provided in this Agreement.

6.2
SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the transferees, successors, assigns, heirs, beneficiaries, executors, administrators, partners, agents, employees, and representatives of each party hereto.

6.3
GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Florida, irrespective of any contrary result otherwise required under the conflict or choice of law rules of Florida.

6.4	COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

6.5	TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6
NOTICES. Any notice required or permitted under this Agreement must be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, if to the Company, addressed to Joseph Ingarra, Chief Operating Officer, GelTech Solutions, Inc. at 1460 Park Lane South Suite 1, Jupiter, Florida 33458, with a copy to Michael Harris at 1555 Palm Beach Lakes Blvd. Suit 310, West Palm Beach, Florida 33401  or to Michael Reger 777 at Yamato Road Suite 300, Boca Raton, Florida 33431 with a copy to David W. Jamison, Jr. Esq. at 7501 Red Bay Place, Coral Springs, Florida 33065 or at such other address as a party may designate by ten days' advance written notice to the other party.

6.7	MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Reger

6.8	FURTHER ASSURANCES. The parties shall take such further actions, and execute, deliver and file such documents, as may be necessary or appropriate to effectuate the intent of this Agreement.

6.9
CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word "include" mean that the inclusion is not limited to the items listed; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "hereof", "hereunder", " herein" and " hereto" refer to the entire Agreement and not any section or subsection; and (g) "$" means the currency of the United States.

6.10
ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to the other in any manner by any representations, warranties, covenants and agreements other than those specifically set forth herein.

6.11
VENUE. The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Palm Beach County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.

6.12
SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations, warranties and  covenants  made  by  Reger  or the  Company  herein  or  in  any  certificate  or other instrument delivered by and  pursuant hereto or in connection herewith, shall  be deemed to have been relied  upon  by  all parties hereto, and shall survive throughout  the  term  of  this  Agreement and  for two years thereafter regardless of any investigation made by  or on behalf of any party hereto.

6.13	PERFORMANCE. Time is of the essence in this Agreement.

         This Agreement is signed and delivered on the date and year first above set forth in which may be executed in multiple counterparts each of which shall be an original.

GELTECH SOLUTIONS, INC, a Delaware Corporation

By:	/s/ Michael Cordani
Name: Michael Cordani
Title: CEO

/s/ Michael Reger
Michael Reger

EXHIBIT “A”

LEGAL DESCRIPTION

A portion of the Northwest quarter (NW ¼) of the Northwest one-quarter (NW ¼) of Section 9, Township 49 South, Range 42 East, more fully described as follows: - Commencing at the Northeast corner f the Northwest one-quarter (NW ¼) of the Northwest one-quarter (NW ¼) of said Section 9; thence Southerly along East line of the Northwest one-quarter (NW ¼) of the Northwest one-quarter (NW ¼) of Section 9, a distance of 53.02 feet; thence Westerly along a line 53 feet South of (as measured at right angles) and parallel to the North line of said Section 9, making an angle in the Southwest quadrant of 88° 15’ 51”, a distance of 280.13 feet; thence Southerly along a line 280 feet West of (as measured at right angles) and parallel to the East line of the Northwest one-quarter (NW ¼) of the Northwest (NW ¼) of Section 9 making and angle in the Southwest quadrant of 88° 15’ 51”, a distance of 847.53 feet to the Point of Beginning; thence continue Southerly along the last mentioned course, a distance of 180.00 feet; thence Westerly perpendicular a distance of 256 feet; thence Northerly perpendicular and parallel to the said East line of the Northwest one-quarter (NW ¼) of the Northwest one-quarter (NW ¼) a distance of 180.00 feet; thence Easterly perpendicular a distance of 265.00 feet to the Point of Beginning. Said land situate, lying and being in Broward County, Florida.

A-1